Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS

SOUDERTON, Pa., April 26, 2023 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended March 31, 2023 was $21.0 million, or $0.71 diluted earnings per share, compared to net income of $20.3 million, or $0.68 diluted earnings per share, for the quarter ended March 31, 2022.

Loans
Gross loans and leases increased $116.6 million, or 1.9% (7.6% annualized), from December 31, 2022, primarily due to increases in commercial real estate, residential mortgage loans, and lease financings. Gross loans and leases increased $839.0 million, or 15.5%, from March 31, 2022, primarily due to increases in commercial, commercial real estate, construction, residential mortgage loans, and lease financings.
Deposits and Liquidity
Total deposits decreased $78.9 million, or 1.3% (5.2% annualized), from December 31, 2022, primarily due to decreases in commercial and consumer deposits partially offset by increases in public funds and brokered deposits. Total deposits decreased $213.3 million, or 3.5%, from March 31, 2022, primarily due to decreases in commercial and consumer deposits partially offset by increases in public funds and brokered deposits. While we experienced certain expected outflows during the quarter, we saw net deposit inflows of $81.1 million during the month of March. Noninterest-bearing deposits represented 30.8% of total deposits at March 31, 2023, down from 34.6% at December 31, 2022. At March 31, 2023, uninsured deposits, adjusted to exclude internal accounts and collateralized trust and public funds deposit accounts, represented 27.2% of total deposits.

The Corporation and its subsidiaries had committed borrowing capacity of $3.1 billion at March 31, 2023, of which $1.9 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $410.0 million at March 31, 2023, of which $320.0 million was available. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $59.3 million for the first quarter of 2023 increased $12.7 million, or 27.1%, from the first quarter of 2022 and decreased $2.6 million, or 4.2%, from the fourth quarter of 2022. The increase in net interest income for the first quarter of 2023 compared to the first quarter of 2022 was largely due to significant loan balance growth and an increase in asset yields, offset by increases in the average balance of borrowings and the cost of funds.

Net interest margin, on a tax-equivalent basis, was 3.58% for the first quarter of 2023, compared to 3.76% for the fourth quarter of 2022 and 2.89% for the first quarter of 2022. Excess liquidity had no impact on net interest margin for the quarter ended March 31, 2023. Excess liquidity reduced net interest margin by approximately one basis point for the quarter ended December 31, 2022 and 33 basis points for the quarter ended March 31, 2022. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, was 3.77% for the quarter ended December 31, 2022 and 3.22% for the quarter ended March 31, 2022.

Noninterest Income
Noninterest income for the quarter ended March 31, 2023 was $19.7 million, a decrease of $790 thousand, or 3.9%, from the comparable period in the prior year.

Net gain on mortgage banking activities decreased $1.3 million, or 67.6%, for the quarter primarily due to a decrease in loan sales and a contraction of gain on sale margins due to the higher interest rate environment in 2023. Investment advisory commission and fee income decreased $400 thousand, or 7.8%, for the quarter ended March 31, 2023, primarily driven by reduced assets under management and supervision due to market volatility.

Insurance commission and fee income increased $917 thousand, or 16.5%, for the quarter ended March 31, 2023, primarily due to increases in premiums for group life and health and commercial lines and an increase in contingent commission income of $651 thousand, which was $1.8 million and $1.2 million for the quarters ended March 31, 2023 and 2022, respectively. Contingent income is largely recognized in the first quarter of the year.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2023 was $49.5 million, an increase of $4.1 million, or 9.1%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $2.8 million, or 9.8%, for the quarter ended March 31, 2023. This increase reflects our expansion into Maryland and Western Pennsylvania and annual merit increases. Additionally, capitalized compensation decreased by $480 thousand due to reduced loan production.

Data processing expenses increased $462 thousand, or 13.0%, for the quarter ended March 31, 2023, primarily due to our investments in technology in recent years and general price increases incurred in the second half of 2022. Other expense increased $1.0 million, or 16.3%, for the quarter ended March 31, 2023, primarily due to increases in retirement plan costs of $407 thousand, which was primarily driven by the current interest rate environment, and Bank Shares tax expense of $110 thousand driven by year over year growth of the Bank's Shareholders' Equity.

Tax Provision
The effective income tax rate was 19.4% for the quarter ended March 31, 2023, compared to an effective income tax rate of 19.3% for the quarter ended March 31, 2022, which were favorably impacted by 7 and 8 basis points, respectively, of discrete tax benefits resulting from equity compensation awards vesting in the respective quarters. Additionally, the effective tax rates for the three months ended March 31, 2023 and 2022 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $32.4 million at March 31, 2023, compared to $33.5 million at December 31, 2022 and $31.4 million at March 31, 2022.

Net loan and lease charge-offs were $2.8 million during the first quarter of 2023 compared to $76 thousand for the quarter ended March 31, 2022. During the first quarter of 2023, $2.4 million of charge-offs were recorded against two existing nonaccrual commercial loans to one borrower. As of December 31, 2022, the allowance for credit losses included a $2.1 million specific reserve for this relationship.

The provision for credit losses was $3.4 million for the first quarter of 2023 compared to a reversal of provision for credit losses of $3.5 million for the quarter ended March 31, 2022. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at March 31, 2023 compared to 1.29% at December 31, 2022 and 1.26% at March 31, 2022.

Dividend
On April 26, 2023, Univest declared a quarterly cash dividend of $0.21 per share to be paid on May 24, 2023 to shareholders of record as of May 10, 2023.

Conference Call
Univest will host a conference call to discuss first quarter 2023 results on Thursday, April 27, 2023 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=c7437c5e&confId=49225. The general public can access the call by dialing 1-833-470-1428; using Access Code 409762. A replay of the conference call will be available through May 27, 2023 by dialing 1-866-813-9403; using Access Code: 839460.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.4 billion in assets and $4.3 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2023. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; (5) changes in economic conditions nationally and in our market; (6) economic assumptions that may impact our allowance for credit losses calculation; (7) legislative, regulatory, accounting or tax changes; (8) technological issues that may adversely affect our operations or those of our customers; (9) changes in the securities markets; (10) the continuing effects resulting from the COVID-19 pandemic on our business and results of operation; (11) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (12) potential recessionary conditions and/or (13) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2023
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
ASSETS
Cash and due from banks	$71,215	$84,176	$65,859	$59,590	$57,307
Interest-earning deposits with other banks	67,109	68,623	47,451	35,187	716,474
Cash and cash equivalents	138,324	152,799	113,310	94,777	773,781
Investment securities held-to-maturity	151,347	154,727	159,170	159,808	166,339
Investment securities available for sale, net of allowance for credit losses	367,656	350,256	347,479	351,382	349,994
Investments in equity securities	3,105	2,579	2,994	2,934	2,569
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	43,792	33,841	29,475	29,116	26,330
Loans held for sale	5,425	5,037	9,087	8,352	14,521
Loans and leases held for investment	6,239,804	6,123,230	5,849,259	5,661,777	5,400,786
Less: Allowance for credit losses, loans and leases	(80,034)	(79,004)	(74,929)	(72,011)	(68,286)
Net loans and leases held for investment	6,159,770	6,044,226	5,774,330	5,589,766	5,332,500
Premises and equipment, net	52,334	50,939	50,533	50,080	50,429
Operating lease right-of-use assets	31,663	30,059	30,654	30,929	30,498
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	11,044	11,384	11,650	11,728	11,784
Bank owned life insurance	128,926	120,297	120,035	120,103	119,398
Accrued interest and other assets	90,095	90,362	83,170	76,328	54,087
Total assets	$7,358,991	$7,222,016	$6,907,397	$6,700,813	$7,107,740

LIABILITIES
Noninterest-bearing deposits	$1,799,225	$2,047,263	$1,968,422	$2,062,538	$2,136,467
Interest-bearing deposits:	4,035,432	3,866,263	3,818,554	3,500,510	3,911,465
Total deposits	5,834,657	5,913,526	5,786,976	5,563,048	6,047,932
Short-term borrowings	271,881	197,141	80,711	97,606	18,976
Long-term debt	220,000	95,000	95,000	95,000	95,000
Subordinated notes	148,385	148,260	99,107	99,030	98,952
Operating lease liabilities	34,846	33,153	33,718	33,951	33,566
Accrued expenses and other liabilities	50,726	58,436	57,698	48,253	39,459
Total liabilities	6,560,495	6,445,516	6,153,210	5,936,888	6,333,885

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	298,167	300,808	299,791	298,800	297,945
Retained earnings	443,493	428,637	410,942	396,295	389,332
Accumulated other comprehensive loss, net of tax benefit	(55,550)	(62,104)	(64,985)	(42,781)	(31,909)
Treasury stock, at cost	(45,398)	(48,625)	(49,345)	(46,173)	(39,297)
Total shareholders’ equity	798,496	776,500	754,187	763,925	773,855
Total liabilities and shareholders’ equity	$7,358,991	$7,222,016	$6,907,397	$6,700,813	$7,107,740

	For the three months ended,
Balance Sheet (Average)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Assets	$7,219,211	$7,019,381	$6,797,466	$6,962,401	$7,047,980
Investment securities, net of allowance for credit losses	515,880	505,717	517,335	515,741	522,128
Loans and leases, gross	6,164,890	5,979,581	5,752,119	5,520,580	5,344,698
Deposits	5,834,415	5,837,823	5,645,291	5,903,173	5,984,815
Shareholders' equity	789,153	767,192	773,099	771,410	774,358

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
March 31, 2023
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Commercial, financial and agricultural	$1,032,753	$1,088,928	$1,054,940	$1,033,712	$942,783
Real estate-commercial	3,128,210	3,027,955	2,936,204	2,870,286	2,816,737
Real estate-construction	376,569	381,811	329,915	319,449	285,083
Real estate-residential secured for business purpose	498,505	478,254	443,837	419,652	412,486
Real estate-residential secured for personal purpose	779,557	730,395	685,771	629,144	568,735
Real estate-home equity secured for personal purpose	172,073	176,699	175,843	168,536	160,134
Loans to individuals	28,656	27,873	26,679	27,061	26,249
Lease financings	223,481	211,315	196,070	193,937	188,579
Total loans and leases held for investment, net of deferred income	6,239,804	6,123,230	5,849,259	5,661,777	5,400,786
Less: Allowance for credit losses, loans and leases	(80,034)	(79,004)	(74,929)	(72,011)	(68,286)
Net loans and leases held for investment	$6,159,770	$6,044,226	$5,774,330	$5,589,766	$5,332,500

Asset Quality Data (Period End)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Nonaccrual loans and leases	$11,362	$13,353	$13,620	$13,355	$30,876
Accruing loans and leases 90 days or more past due	1,996	875	416	2,784	274
Total nonperforming loans and leases	13,358	14,228	14,036	16,139	31,150
Other real estate owned	19,000	19,258	18,960	18,604	279
Total nonperforming assets	$32,358	$33,486	$32,996	$34,743	$31,429
Nonaccrual loans and leases / Loans and leases held for investment	0.18%	0.22%	0.23%	0.24%	0.57%
Nonperforming loans and leases / Loans and leases held for investment	0.21%	0.23%	0.24%	0.29%	0.58%
Nonperforming assets / Total assets	0.44%	0.46%	0.48%	0.52%	0.44%

Allowance for credit losses, loans and leases	$80,034	$79,004	$74,929	$72,011	$68,286
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.29%	1.28%	1.27%	1.26%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	704.40%	591.66%	550.14%	539.21%	221.16%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	599.15%	555.27%	533.83%	446.19%	219.22%

	For the three months ended,
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net loan and lease charge-offs	$2,842	$908	$1,196	$1,715	$76
Net loan and lease charge-offs (annualized)/Average loans and leases	0.19%	0.06%	0.08%	0.12%	0.01%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2023
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Interest income	$83,253	$77,401	$66,877	$56,717	$51,198
Interest expense	23,936	15,485	8,627	5,246	4,538
Net interest income	59,317	61,916	58,250	51,471	46,660
Provision (reversal of provision) for credit losses	3,387	5,416	3,558	6,674	(3,450)
Net interest income after provision for credit losses	55,930	56,500	54,692	44,797	50,110
Noninterest income:
Trust fee income	1,955	1,808	1,835	1,998	2,102
Service charges on deposit accounts	1,547	1,575	1,522	1,574	1,504
Investment advisory commission and fee income	4,752	5,585	4,199	4,812	5,152
Insurance commission and fee income	6,487	4,424	4,442	4,629	5,570
Other service fee income	3,076	3,236	3,124	3,309	2,756
Bank owned life insurance income	767	1,230	1,153	705	699
Net gain on sales of investment securities	—	—	—	—	30
Net gain on mortgage banking activities	625	436	817	1,230	1,929
Other income	471	2,164	867	741	728
Total noninterest income	19,680	20,458	17,959	18,998	20,470
Noninterest expense:
Salaries, benefits and commissions	31,014	29,028	29,400	29,133	28,245
Net occupancy	2,727	2,551	2,504	2,422	2,716
Equipment	993	977	968	977	982
Data processing	4,029	4,039	3,901	3,708	3,567
Professional fees	1,941	1,829	2,521	2,844	2,138
Marketing and advertising	371	739	605	693	425
Deposit insurance premiums	1,101	708	662	812	893
Intangible expenses	253	301	309	342	341
Restructuring charges	—	184	—	—	—
Other expense	7,100	6,970	5,795	6,440	6,105
Total noninterest expense	49,529	47,326	46,665	47,371	45,412
Income before taxes	26,081	29,632	25,986	16,424	25,168
Income tax expense	5,047	5,796	5,185	3,258	4,851
Net income	$21,034	$23,836	$20,801	$13,166	$20,317
Net income per share:
Basic	$0.72	$0.82	$0.71	$0.45	$0.69
Diluted	$0.71	$0.81	$0.71	$0.45	$0.68
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.20
Weighted average shares outstanding	29,312,265	29,251,293	29,290,829	29,490,154	29,542,467
Period end shares outstanding	29,427,696	29,271,915	29,242,451	29,365,775	29,636,425

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2023

	For the three months ended,
Profitability Ratios (annualized)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Return on average assets	1.18%	1.35%	1.21%	0.76%	1.17%
Return on average assets, excluding restructuring charges (1)	1.18%	1.36%	1.21%	0.76%	1.17%
Return on average shareholders' equity	10.81%	12.33%	10.67%	6.85%	10.64%
Return on average shareholders' equity, excluding restructuring charges (1)	10.81%	12.40%	10.67%	6.85%	10.64%
Return on average tangible common equity (1)(3)	14.11%	16.23%	14.06%	9.10%	14.04%
Return on average tangible common equity, excluding restructuring charges (1)(3)	14.11%	16.33%	14.06%	9.10%	14.04%
Net interest margin (FTE)	3.58%	3.76%	3.67%	3.19%	2.89%
Efficiency ratio (2)	62.2%	56.9%	60.6%	66.6%	67.0%
Efficiency ratio, excluding restructuring charges (1)(2)	62.2%	56.7%	60.6%	66.6%	67.0%

Capitalization Ratios
Dividends declared to net income	29.2%	25.8%	29.6%	47.1%	29.1%
Shareholders' equity to assets (Period End)	10.85%	10.75%	10.92%	11.40%	10.89%
Tangible common equity to tangible assets (1)	8.63%	8.49%	8.55%	8.97%	8.58%
Common equity book value per share	$27.13	$26.53	$25.79	$26.01	$26.11
Tangible common equity book value per share (1)	$21.07	$20.42	$19.67	$19.91	$20.06

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.71%	9.81%	9.87%	9.45%	9.35%
Common equity tier 1 risk-based capital ratio	10.43%	10.37%	10.51%	10.62%	11.07%
Tier 1 risk-based capital ratio	10.43%	10.37%	10.51%	10.62%	11.07%
Total risk-based capital ratio	13.78%	13.67%	13.10%	13.23%	13.73%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	March 31, 2023			December 31, 2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$47,835	$479	4.06%	$57,059	$487	3.39%
Obligations of state and political subdivisions*	2,286	17	3.02	2,266	17	2.98
Other debt and equity securities	513,594	3,495	2.76	503,451	3,316	2.61
Federal Home Loan Bank, Federal Reserve Bank and other stock	34,742	609	7.11	29,401	493	6.65
Total interest-earning deposits, investments and other interest-earning assets	598,457	4,600	3.12	592,177	4,313	2.89
Commercial, financial, and agricultural loans	991,876	15,538	6.35	1,007,121	14,471	5.70
Real estate—commercial and construction loans	3,342,199	42,421	5.15	3,223,822	39,459	4.86
Real estate—residential loans	1,408,292	15,730	4.53	1,335,220	14,340	4.26
Loans to individuals	27,254	449	6.68	26,772	401	5.94
Municipal loans and leases*	229,955	2,341	4.13	233,684	2,433	4.13
Lease financings	165,314	2,541	6.23	152,962	2,416	6.27
Gross loans and leases	6,164,890	79,020	5.20	5,979,581	73,520	4.88
Total interest-earning assets	6,763,347	83,620	5.01	6,571,758	77,833	4.70
Cash and due from banks	58,035			56,428
Allowance for credit losses, loans and leases	(79,977)			(75,390)
Premises and equipment, net	51,583			50,803
Operating lease right-of-use assets	31,303			30,413
Other assets	394,920			385,369
Total assets	$7,219,211			$7,019,381
Liabilities:
Interest-bearing checking deposits	$857,891	$3,164	1.50%	$924,012	$2,746	1.18%
Money market savings	1,489,129	11,081	3.02	1,365,502	7,670	2.23
Regular savings	985,716	669	0.28	1,045,261	492	0.19
Time deposits	566,308	3,422	2.45	433,010	1,586	1.45
Total time and interest-bearing deposits	3,899,044	18,336	1.91	3,767,785	12,494	1.32
Short-term borrowings	240,318	2,728	4.60	101,126	852	3.34
Long-term debt	112,222	591	2.14	95,000	324	1.35
Subordinated notes	148,319	2,281	6.24	124,250	1,815	5.80
Total borrowings	500,859	5,600	4.53	320,376	2,991	3.70
Total interest-bearing liabilities	4,399,903	23,936	2.21	4,088,161	15,485	1.50
Noninterest-bearing deposits	1,935,371			2,070,038
Operating lease liabilities	34,438			33,492
Accrued expenses and other liabilities	60,346			60,498
Total liabilities	6,430,058			6,252,189
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,335,274		1.53	6,158,199		1.00
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,293			300,121
Retained earnings and other equity	331,076			309,287
Total shareholders' equity	789,153			767,192
Total liabilities and shareholders' equity	$7,219,211			$7,019,381
Net interest income		$59,684			$62,348
Net interest spread			2.80			3.20
Effect of net interest-free funding sources			0.78			0.56
Net interest margin			3.58%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	153.72	%		160.75	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred costs amortization of $465 thousand and $516 thousand for the three months ended March 31, 2023 and December 31, 2022.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2023 and December 31, 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2023			2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$47,835	$479	4.06%	$733,173	$357	0.20%
U.S. government obligations	—	—	—	5,222	26	2.02
Obligations of state and political subdivisions*	2,286	17	3.02	2,332	19	3.30
Other debt and equity securities	513,594	3,495	2.76	514,574	2,339	1.84
Federal Home Loan Bank, Federal Reserve Bank and other stock	34,742	609	7.11	27,115	355	5.31
Total interest-earning deposits, investments and other interest-earning assets	598,457	4,600	3.12	1,282,416	3,096	0.98
Commercial, financial, and agricultural loans	991,876	15,538	6.35	919,957	8,162	3.60
Real estate—commercial and construction loans	3,342,199	42,421	5.15	2,904,602	25,820	3.61
Real estate—residential loans	1,408,292	15,730	4.53	1,116,356	9,882	3.59
Loans to individuals	27,254	449	6.68	25,799	238	3.74
Municipal loans and leases*	229,955	2,341	4.13	242,508	2,434	4.07
Lease financings	165,314	2,541	6.23	135,476	2,075	6.21
Gross loans and leases	6,164,890	79,020	5.20	5,344,698	48,611	3.69
Total interest-earning assets	6,763,347	83,620	5.01	6,627,114	51,707	3.16
Cash and due from banks	58,035			53,698
Allowance for credit losses, loans and leases	(79,977)			(72,067)
Premises and equipment, net	51,583			53,948
Operating lease right-of-use assets	31,303			30,394
Other assets	394,920			354,893
Total assets	$7,219,211			$7,047,980
Liabilities:
Interest-bearing checking deposits	$857,891	$3,164	1.50%	$881,462	$443	0.20%
Money market savings	1,489,129	11,081	3.02	1,542,581	904	0.24
Regular savings	985,716	669	0.28	1,021,550	238	0.09
Time deposits	566,308	3,422	2.45	473,589	1,306	1.12
Total time and interest-bearing deposits	3,899,044	18,336	1.91	3,919,182	2,891	0.30
Short-term borrowings	240,318	2,728	4.60	17,636	2	0.05
Long-term debt	112,222	591	2.14	95,000	317	1.35
Subordinated notes	148,319	2,281	6.24	98,911	1,328	5.45
Total borrowings	500,859	5,600	4.53	211,547	1,647	3.16
Total interest-bearing liabilities	4,399,903	23,936	2.21	4,130,729	4,538	0.45
Noninterest-bearing deposits	1,935,371			2,065,633
Operating lease liabilities	34,438			33,452
Accrued expenses and other liabilities	60,346			43,808
Total liabilities	6,430,058			6,273,622
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,335,274		1.53	6,196,362		0.30
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,293			298,975
Retained earnings and other equity	331,076			317,599
Total shareholders' equity	789,153			774,358
Total liabilities and shareholders' equity	$7,219,211			$7,047,980
Net interest income		$59,684			$47,169
Net interest spread			2.80			2.71
Effect of net interest-free funding sources			0.78			0.18
Net interest margin			3.58%			2.89%
Ratio of average interest-earning assets to average interest-bearing liabilities	153.72	%		160.43	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $465 thousand and $136 thousand for the three months ended March 31, 2023 and 2022, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2023 and 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
March 31, 2023

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$443,932	8.8%
Animal Production	341,832	6.8
CRE - Office	308,583	6.1
CRE - Multi-family	294,816	5.8
CRE - 1-4 Family Residential Investment	269,295	5.3
Hotels & Motels (Accommodation)	207,019	4.1
CRE - Industrial / Warehouse	199,372	4.0
Nursing and Residential Care Facilities	165,160	3.3
Homebuilding (tract developers, remodelers)	156,753	3.1
Education	155,441	3.1
Specialty Trade Contractors	149,939	3.0
Merchant Wholesalers, Durable Goods	128,837	2.6
Motor Vehicle and Parts Dealers	123,448	2.5
CRE - Mixed-Use - Residential	111,124	2.2
Crop Production	93,487	1.9
Administrative and Support Services	85,589	1.7
Rental and Leasing Services	79,800	1.6
Wood Product Manufacturing	78,939	1.6
CRE - Mixed-Use - Commercial	78,628	1.6
Real Estate Lenders, Secondary Market Financing	76,798	1.5
Religious Organizations, Advocacy Groups	74,590	1.5
Fabricated Metal Product Manufacturing	70,896	1.4
Merchant Wholesalers, Nondurable Goods	68,129	1.3
Food Services and Drinking Places	66,605	1.3
Food Manufacturing	66,425	1.3
Personal and Laundry Services	64,434	1.3
Amusement, Gambling, and Recreation Industries	61,295	1.2
Repair and Maintenance	56,749	1.1
Miniwarehouse / Self-Storage	56,336	1.1
Private Equity & Special Purpose Entities (excluding Trusts, Estates and Agency Accounts)	54,918	1.1
Truck Transportation	52,263	1.0
Industries with >$50 million in outstandings	$4,241,432	84.2%
Industries with <$50 million in outstandings	$794,605	15.8%
Total Commercial Loans	$5,036,037	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$779,557
Real Estate-Home Equity Secured for Personal Purpose	172,073
Loans to Individuals	28,656
Lease Financings	223,481
Total Consumer Loans and Lease Financings	$1,203,767

Total	$6,239,804

Univest Financial Corporation
Non-GAAP Reconciliation
March 31, 2023

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,
(Dollars in thousands)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Restructuring charges (a)	$—	$184	$—	$—	$—
Tax effect of restructuring charges	—	(39)	—	—	—
Restructuring charges, net of tax	$—	$145	$—	$—	$—

Net income	$21,034	$23,836	$20,801	$13,166	$20,317
Amortization of intangibles, net of tax	200	238	244	270	269
Net income before amortization of intangibles	$21,234	$24,074	$21,045	$13,436	$20,586

Shareholders' equity	$798,496	$776,500	$754,187	$763,925	$773,855
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(3,054)	(3,251)	(3,485)	(3,678)	(3,936)
Tangible common equity	$619,932	$597,739	$575,192	$584,737	$594,409

Total assets	$7,358,991	$7,222,016	$6,907,397	$6,700,813	$7,107,740
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(3,054)	(3,251)	(3,485)	(3,678)	(3,936)
Tangible assets	$7,180,427	$7,043,255	$6,728,402	$6,521,625	$6,928,294

Average shareholders' equity	$789,153	$767,192	$773,099	$771,410	$774,358
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(3,137)	(3,355)	(3,550)	(3,791)	(4,090)
Average tangible common equity	$610,506	$588,327	$594,039	$592,109	$594,758

(a) Associated with the consolidation of two financial centers
(b) Amount does not include mortgage servicing rights